UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2021 (March 15, 2021)

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2021, Surgalign Spine Technologies, Inc., a wholly-owned subsidiary of Surgalign Holdings, Inc. (“Surgalign Spine”), entered into a lease agreement (the “Lease”) with SNH Medical Office Properties Trust (“Landlord”) for lease of approximately 94,457 square feet of rental area of the building located at 3030 Science Park Road, San Diego, California 92121 (the “Premises”).

The commencement date of the Lease is expected to be on the earlier of March 13, 2022 or the date that Landlord delivers the Premises to Surgalign Spine with certain tenant improvements substantially completed (the “Commencement Date”). The term of the Lease (the “Initial Term”) is 12 years, ending on the 12th anniversary of the Commencement Date. Surgalign Spine has the right to extend the term of the Lease for one additional period of seven years commencing the day after the expiration of the Initial Term.

The aggregate base rent due over the Initial Term under the terms of the Lease is approximately $64.6 million, including 13 months of rent abatement. Surgalign Spine will also be responsible for the payment of additional rent to cover Surgalign Spine’s percentage of certain operating costs, utilities costs and tax expenses as set forth in the Lease. Concurrent with Surgalign Spine’s entry into the Lease, Surgalign Spine paid a security deposit to the Landlord of $2.5 million.

The Lease also contains customary provisions allowing Landlord to terminate the Lease if Surgalign Spine fails to remedy a breach of certain of its obligations as set forth in the Lease within specified time periods, or upon bankruptcy or insolvency of Surgalign Spine.

The above description of the Lease is only a summary of the material terms of the Lease, does not purport to be a complete description of the rights and obligations of the parties under the Lease, and is qualified in its entirety by reference to the Lease that will be filed as an exhibit to the Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2021 of Surgalign Holdings, Inc.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2021 of Surgalign Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: March 18, 2021	By:	/s/ Joshua H. DeRienzis
Name: Joshua H. DeRienzis
Title: General Counsel and Corporate Secretary